Exhibit 24.1

SOUTH STATE CORPORATION

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert R. Hill, Jr., John C. Pollok, Richard C. Mathis and Keith S. Rainwater, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 of South State Corporation (the “Company”), and any and all amendments thereto, including all post-effective amendments (and including, if applicable, any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933)) in connection with the registration under the Securities Act of 1933, as amended, of any and all debt and equity securities, including, without limitation, Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, Units, Warrants and Rights, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective as of January 22, 2015.

Signature	Title

/s/ Robert R. Hill, Jr.	Chief Executive Officer (Principal Executive Officer) and Director
Robert R. Hill, Jr.

/s/ John C. Pollok	Senior Executive Vice President, Chief Financial Officer,
John C. Pollok	and Chief Operating Officer (Principal Financial Officer)
and Director

/s/ R. Wayne Hall	President and Director
R. Wayne Hall

/s/ Keith S. Rainwater	Executive Vice President and Principal Accounting Officer
Keith S. Rainwater

/s/ Robert R. Horger	Chairman of the Board of Directors
Robert R. Horger

/s/ Paula Harper Bethea	Director, Vice Chairman of the Board of Directors
Paula Harper Bethea

/s/ Jimmy E. Addison	Director
Jimmy E. Addison

/s/ Luther J. Battiste, III	Director
Luther J. Battiste, III

/s/ Robert H. Demere, Jr.	Director
Robert H. Demere, Jr.

/s/ M. Oswald Fogle	Director
M. Oswald Fogle

/s/ Herbert G. Gray	Director
Herbert G. Gray

/s/ Cynthia A. Hartley	Director
Cynthia A. Hartley

/s/ Thomas J. Johnson	Director
Thomas J. Johnson

/s/ Ralph W. Norman	Director
Ralph W. Norman

/s/ Alton C. Phillips	Director
Alton C. Phillips

/s/ James W. Roquemore	Director
James W. Roquemore

Director
Richard W. Salmons, Jr.

/s/ B. Ed Shelley, Jr.	Director
B. Ed Shelley, Jr.

/s/ Thomas E. Suggs	Director
Thomas E. Suggs

/s/ Kevin P. Walker	Director
Kevin P. Walker

/s/ John W. Williamson, III	Director
John W. Williamson, III